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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 18, 2001

                  TENDER LOVING CARE HEALTH CARE SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                    DELAWARE                         11-3476656
        (State or other jurisdiction of           (I.R.S. employer
        incorporation or organization)          identification number)


                         COMMISSION FILE NUMBER: 0-25777

                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042
              (Address of principal executive offices and zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 358-1000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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                              INCLUDED INFORMATION


ITEM 5. OTHER EVENTS-- EXECUTION OF AGREEMENT AND PLAN OF MERGER

On October 18, 2001, e-MedSoft.com/Med Diversified ("Med Diversified") and Tender Loving Care Health Care Services, Inc. (the "Company") entered into an Agreement and Plan of Merger and Reorganization (the "Agreement") pursuant to which Med Diversified will offer to acquire all of the outstanding shares of the Company's common stock in an all-cash transaction, at a price of $1.00 per share net to the seller, less applicable withholding taxes. The boards of directors of both companies have unanimously approved the transaction. This Agreement, which supersedes an earlier agreement between the parties dated August 27, 2001, is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety.

The transaction is structured as a $1.00 per share cash tender offer (the "Offer") by a newly formed Med Diversified subsidiary ("Purchaser") for at least a majority of the outstanding shares of common stock of the Company on a fully diluted basis, followed by a merger at the same price per share. The commencement of the Offer is subject to satisfactory due diligence by Med Diversified and consummation of such offer is subject to customary conditions. Med Diversified expects to commence the Offer in approximately 10 days, assuming successful due diligence, and under Securities and Exchange Commission (SEC) rules, the Offer must be held open for a minimum of twenty business days.

The final merger would require the approval of the Company's shareholders at a special meeting called for such purpose (which would be assured if Med Diversified acquires at least a majority of the outstanding shares in the Offer) unless Med Diversified acquires at least 90 percent of the outstanding shares in the Offer, in which case the merger can be effected promptly after the consummation of the Offer without a special meeting of shareholders. Once the acquisition is completed, the Company, headquartered in Lake Success, New York and led by the current TLCS management team, will become a wholly-owned subsidiary of Med Diversified.

A copy of a press release issued October 19, 2001 by Med Diversified and the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Concurrently with the execution of the Agreement, Med Diversified and certain directors and executive officers of the Company entered into a "Shareholder Agreement" pursuant to which such directors and officers have agreed to tender their shares of the Company common stock of the Company in the cash tender offer and to ultimately vote their shares in favor of the merger. A copy of this Shareholder Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety. Also in concurrence with the execution of the Agreement, the Company, pursuant to a "Stock Option Agreement,"granted Med Diversified a "top-up option", exercisable if 75% of the Company's shares are tendered in the Offer and accepted for payment, to purchase sufficient shares of the Company's common stock to constitute, when combined with the shares tendered in the Offer, 90% of TLCS' outstanding common stock at a price of $1.00

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per share. A copy of this Stock Option Agreement is attached hereto as Exhibit
10.2 and incorporated herein by reference in its entirety.

         Concurrently with the execution of the Merger Agreement, the Company entered into new employment agreements (collectively, the "New Employment Agreements") with Stephen Savitsky, the Company's Chairman of the Board and Chief Executive Officer, Dale R. Clift, the Company's President and Chief Operating Officer, and David Savitsky, the Company's Vice Chairman of Governmental Affairs. The New Employment Agreements become effective when a majority of the outstanding shares of common stock of the Company have been tendered in the Offer and Purchaser is obligated to accept such tendered shares for payment. When the New Employment Agreements become effective, they will replace the Company's existing employment agreements with Stephen Savitsky, Dale
R. Clift and David Savitsky. Copies of the New Employment Agreements are attached hereto as Exhibits 10.3, 10.4 and 10.5 and are incorporated by reference in their entirety.

         Each of the New Employment Agreements has a term of sixty (60) consecutive months, beginning on the effective date of such agreement. The term is automatically renewed for the sixty (60) month period following each anniversary of the effective date of the New Employment Agreement, unless the executive or the Company files an election to terminate in which event the agreement shall terminate sixty (60) months after such election. The annual base salaries payable under the New Employment Agreements are $600,000 to Stephen Savitsky, $550,000 to Dale R. Clift and $120,000 to David Savitsky.

         In consideration of each such executive's continued employment with the Company, the Company shall also pay each such executive a signing bonus and an additional payment. The signing bonuses and additional amounts are payable by the Company when a majority of the outstanding shares of common stock of the Company have been tendered in the Offer and accepted for payment by Purchaser. The signing bonuses payable by the Company are $4,770,000 to Stephen Savitsky, $1,250,000 to Dale R. Clift, and $2,551,000 to David Savitsky. An executive must repay a pro rated portion of his signing bonus in the event, within 12 months after the effective date of his New Employment Agreement, he terminates his employment by the Company (other than for Good Reason, as defined therein) or the Company terminates his employment for Cause (as defined therein). Upon a majority of the Company's outstanding shares of common stock being tendered in the Offer and accepted for payment by Purchaser, the Company shall also pay additional amounts of $1,230,000 to Stephen Savitsky, $1,250,000 to Dale R. Clift, and $449,000 to David Savitsky. These additional amounts are payable pursuant to an Agreement by and among the Company and such executives, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference in its entirety.

         By letter dated October 18, 2001, Med Diversified has guaranteed the payment by the Company of the signing bonuses and additional amounts described above. Med Diversified agreed to make such payments to such executives directly or to contribute such amounts to the Company and cause the Company to make such payments to such executives when due. A copy of Med Diversified's letter is attached hereto as Exhibit 10.7 and is incorporated herein by reference in its entirety.

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         Concurrently with the execution of the Merger Agreement, Med
Diversified granted warrants to purchase shares of Med Diversified's common stock to Stephen Savitsky, Dale R. Clift and David Savitsky. The warrants are exercisable within 90 days after a majority of the Company's outstanding shares of common stock have been tendered in the Offer and accepted for payment by Purchaser. Med Diversified granted Stephen Savitsky warrants to purchase 6,000,000 shares, granted Dale R. Clift warrants to purchase 2,400,000 shares, and granted David Savitsky warrants to purchase 2,400,000 shares. The exercise price for these warrants is $.50 per share. An executive must return to Med Diversified a pro rated portion of his warrant shares in the event, within 12 months after the effective date of his New Employment Agreement, the executive terminates his employment by the Company (other than for Good Reason, as defined therein) or the Company terminates his employment for Cause (as defined therein). These warrants are granted pursuant to certain Warrant Agreements dated October 18, 2001 from Med Diversified to Stephen Savitsky, Dale R. Clift and David Savitsky, respectively, copies of which are attached hereto as Exhibits 10.8, 10.9 and 10.10, respectively.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 2.1 Agreement and Plan of Merger and Reorganization by and among TLC Acquisition Corporation, Med Diversified and the Company, dated October 18, 2001.

Exhibit 10.1 Shareholder Agreement by and among TLC Acquisition Corporation Med Diversified and certain Shareholders of common stock of the Company, dated October 18, 2001.

Exhibit 10.2 Stock Option Agreement by and among TLC Acquisition Corporation, Med Diversified and the Company, dated October 18, 2001.

Exhibit 10.3 Employment Agreement between the Company and Stephen Savitsky, dated October 18, 2001.

Exhibit 10.4               Employment Agreement between the Company and Dale R.
                           Clift, dated October 18, 2001.

Exhibit 10.5 Employment Agreement between the Company and David Savitsky, dated October 18, 2001.

Exhibit 10.6 Agreement dated October 18, 2001 among the Company, Stephen Savitsky, Dale R. Clift and David Savitsky.

Exhibit 10.7               Letter dated October 18, 2001 by Med Diversified.

Exhibit 10.8 Warrant Agreement dated October 18, 2001, from Med Diversified to Stephen Savitsky.

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Exhibit 10.9               Warrant Agreement dated October 18, 2001, from Med
                           Diversified to Dale R. Clift.

Exhibit 10.10 Warrant Agreement dated October 18, 2001 from Med Diversified to David Savitsky.

Exhibit 99.1 Joint press release, issued on October 19, 2001, by Med Diversified and the Company.


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                NOTICE TO READ TENDER OFFER AND RELATE DOCUMENTS

The Offer described in this Form 8-K has not yet commenced, and this Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. The Offer will be made only through the Offer to Purchase and the related Letter of Transmittal. Investors and security holders are urged to read the following documents containing important information regarding the tender offer and merger, when they become available:

     o Med Diversified's tender offer statement on Schedule TO, including the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery; and

     o    The Company's Solicitation/Recommendation Statement on Schedule 14D-9.

These documents and any amendments to these documents will be filed with the United States Securities and Exchange Commission when the tender offer commences. When these and other documents are filed with the SEC, they may be obtained free of charge at the SEC's web site (www.sec.gov). You may also obtain these documents, when available, free of charge from the Information Agent for the Offer (to be announced).


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            Tender Loving Care Health Care Services, Inc. Registrant

                            By: /s/ Stephen Savitsky
                               -------------------------------------------------
                               Stephen Savitsky, Chairman of the Board and Chief Executive Officer

Date:    October 25, 2001


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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
2.1               Agreement and Plan of Merger and Reorganization by and among
                  TLC Acquisition Corporation, Med Diversified and the Company,
                  dated October 18, 2001.

10.1              Shareholder Agreement by and among TLC Acquisition Corporation
                  Med Diversified and certain Shareholders of common stock of the Company, dated October 18, 2001.

10.2              Stock Option Agreement by and among TLC Acquisition
                  Corporation, Med Diversified and the Company, dated October
                  18, 2001.

10.3 Employment Agreement between the Company and Stephen Savitsky, dated October 18, 2001.

10.4 Employment Agreement between the Company and Dale R. Clift, dated October 18, 2001.

10.5 Employment Agreement between the Company and David Savitsky, dated October 18, 2001.

10.6              Agreement dated October 18, 2001 among the Company, Stephen
                  Savitsky, Dale R. Clift and David Savitsky.

10.7              Letter dated October 18, 2001 by Med Diversified.

10.8 Warrant Agreement dated October 18, 2001, from Med Diversified to Stephen Savitsky.

10.9 Warrant Agreement dated October 18, 2001, from Med Diversified to Dale R. Clift.

10.10 Warrant Agreement dated October 18, 2001 from Med Diversified to David Savitsky.

99.1              Joint press release, issued on October 19, 2001, by Med
                  Diversified and the Company.